Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2013 relating to the financial statements and financial statement schedule that appear in ParkerVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Jacksonville, Florida
March 21, 2013